AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made this ___ day of _________, 1998, by and between THE GRADALL COMPANY, an Ohio corporation (the "Company"), and BRUCE A. JONKER ("Executive").

     WITNESSETH  THAT:

     WHEREAS, the Executive has been employed by the Company as its Vice President and Chief Financial Officer pursuant to the terms of an employment agreement by and between the Company and the Executive dated November 1, 1995 (the "Prior Employment Agreement");

     WHEREAS, the Company and the Executive desire to amend and restate the Prior Employment Agreement to provide for the continued employment of the Executive upon the terms and conditions hereinafter set forth; and

     WHEREAS, the Executive's services are of great value to the Company and it is recognized that substantial inducement must be offered to the Executive in
order  that  the  Company  may  retain    his  services.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

     SECTION 1. DUTIES. The Company hereby agrees to continue to employ the Executive as Vice President and Chief Financial Officer of the Company, and the Executive hereby agrees to continue to serve the Company in that capacity in accordance with the terms and conditions set forth herein:

     (a) The Executive shall be vested with all powers and rights attendant to the office of Vice President and Chief Financial Officer, and shall have full authority and responsibility, subject to the general direction, approval and control of the Board of Directors and the President of the Company, to formulate policies, carry out his duties and administer the Company in all respects relative to the Company's accounting practices and financial reporting.

     (b) If elected or appointed by the Board of Directors, the Executive shall serve as a director of the Company without additional compensation.

     (c) During the term of this Agreement, the Executive shall devote all of his business time, attention, energy and skill to the performance of the duties and services described herein, and shall not engage directly or indirectly in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, except with the written consent of the Company's Board of Directors, provided, that the provisions of this Section 1(c) shall not restrict the Executive's investment of his personal assets or the Executive's participation in any professional, academic or civic activity.

     SECTION 2. TERM. Subject to prior termination as set forth in Section 10 hereof, the term of the Executive's employment under this Agreement shall be for a period of one year, beginning on the date hereof, which term shall be automatically renewed for successive one year periods until terminated as set forth in Section 10 hereof; provided, however, that upon the occurrence of a Change in Control, as hereinafter defined, the term of this Agreement and the Executive's employment hereunder shall continue for a period of three (3) years beginning on the date of such Change in Control.

     SECTION 3. COMPENSATION. The Company shall pay to the Executive as compensation for his services hereunder a base salary of One Hundred Three
Thousand Dollars ($103,000.00) per year, payable in equal semi-monthly installments, subject to withholding and other applicable taxes. The salary provided herein shall be subject to adjustment based on annual reviews conducted by the Company (as so adjusted from time to time, "Base Salary").

     SECTION 4. INCENTIVE COMPENSATION. The Executive shall be entitled to participate in any incentive compensation plans established by the Company from time to time.

     SECTION 5. EXPENSES. The Executive is authorized to incur reasonable expenses in connection with the business of the Company and the performance of his duties hereunder, including expenses for entertainment, travel and similar items. The Company will pay or reimburse the Executive for all expenses upon the presentation by the Executive of an itemized account of such expenditures and any other documentation or substantiation of expenses which may be required for compliance with applicable state and federal tax laws.

     SECTION 6. VACATIONS. The Executive shall be entitled to five (5) weeks of vacation each year, during which time his compensation shall be paid in full.

     SECTION 7. AUTOMOBILE ALLOWANCE. During the term of the Executive's employment hereunder, the Company shall provide the Executive with a monthly car allowance in accordance with the Company's policy in effect at the date hereof for all expenses incurred in connection with the maintenance of an automobile for the Executive's business use including, but not limited to, acquisition costs, fuel, maintenance and insurance. The Company shall pay to the Executive such additional amount as may be necessary to reimburse the Executive for any federal, state or local income taxes the Executive is required to pay as a result of the Company's payments pursuant to this Section 7, including such tax reimbursement payments.

     SECTION 8. EXECUTIVE BENEFITS. The Executive shall be entitled to all benefits offered by the Company to any of its executive or salaried employees including, but not limited to, major medical health insurance, hospitalization insurance, life insurance, travel and accident insurance, and disability insurance, including, but not limited to, those benefits the Executive currently receives from the Company.

     SECTION 9. DEFERRAL OF COMPENSATION. The Executive shall be entitled to participate in the Company's Supplemental Executive Retirement Plan and any other deferred compensation program maintained by the Company.

     SECTION  10.    TERMINATION.    The Executive's employment hereunder may be
terminated  in  accordance  with  the  following  terms  and  conditions:

     (a) The Company may terminate the Executive's employment hereunder at any time prior to a Change in Control (as defined below), without cause, upon ninety (90) days written notice to Executive. However, in such event, the Company shall pay or provide to the Executive

          (i) a severance allowance of at least twelve (12) months Base Salary (less all amounts required to be withheld and deducted), payable on a monthly basis, starting on the last day of the first full month following termination;

          (ii) all amounts the Executive would have received under the Short and Long Term Management Incentive Plans (less all amounts required to be withheld and deducted) during the twelve (12) month period following the effective date of such termination; and

          (iii) benefits equivalent to those previously received by the Executive including, but not limited to, benefits provided under Sections 7 and 8 of this Agreement, for the twelve (12) month period following the effective date of such termination.

     (b) The Company may terminate the Executive's employment hereunder upon ninety (90) days written notice to the Executive, in the event that the Executive has been unable to perform his duties by reason of illness or incapacity, which inability continues for a consecutive twelve month period, provided, that the Executive is receiving the full benefit amount payable under the group disability insurance maintained by the Company.

     (c) Notwithstanding anything herein to the contrary, the Company shall have the right to terminate the Executive's employment hereunder, effective upon written notice of such termination, and shall not have an obligation to pay any amounts provided under Section 10(a) or 10(e) hereof upon the happening of any of the following events:

          (i) the failure by the Executive to observe the restrictive covenants set forth in Sections 11, if applicable, and 12 hereof, as determined by a court of competent jurisdiction;

          (ii) the commission by the Executive of a material theft or embezzlement of Company property;

          (iii) the conviction of the Executive for a crime resulting in injury to the business or property of the Company; or

          (iv) the commission of any act by the Executive in the performance of his duties hereunder adjudged by a court of competent jurisdiction to amount to gross, willful or wanton negligence.

     (d) The Executive may terminate his employment with the Company upon ninety (90) days written notice to the Company. Upon the effective date of such termination, the Company shall have no further obligation to pay any amounts provided for in this Agreement, except as set forth in Sections 10(e) and 10(h) hereof.


     (e) In the event the Executive's employment with the Company (or any successor company) is terminated within three (3) years following a Change in Control and such termination is due to the Executive's dismissal (other than pursuant to Sections 10(b) or 10(c)), or the Executive's resignation for Good Reason, as hereinafter defined, the Company (or such successor company) shall:

          (i) continue to pay the Executive for a period equal to the remaining term of this Agreement as set forth in Section 2 (the "Continuation Period") (A) his Base Salary, including any portion thereof the receipt of which the Executive may previously have elected to defer, plus (B) for each month in the Continuation Period, 1/12 of his incentive compensation awarded with respect to services rendered during the calendar year preceding such termination (including any portion thereof which the Executive elected to defer), which incentive compensation shall in no event be less than forty percent (40%) of his Base Salary for such year,

          (ii) continue for the duration of the Continuation Period the Executive's participation in the major medical, health, hospitalization, life, travel and accident and disability insurance plans or programs provided to the Executive prior to the Change in Control, or provide equivalent benefits, at no cost to him,

          (iii) provide a monthly car allowance during the Continuation Period in an amount not less than the amount of such allowance provided during the calendar year preceding such termination,

          (iv) treat the Executive as if he retired at the expiration of the Continuation Period at age 62 with thirty (30) years of service for the purpose of determining benefits due and payable to him under the Company's Employees' Retirement Plan and The Gradall Company Benefit Restoration Plan,

          (v) provide the Executive with outplacement services by a firm selected by the Executive, at the expense of the Company, in an amount up to fifteen percent (15%) of the Executive's Base Salary, and

          (vi)      provide the Executive with the benefits set forth in Section
15.

     (f) The term "Change in Control" shall mean the occurrence of any of the following events: (i) the Company or Gradall Industries, Inc. sells or transfers all or substantially all its assets to another corporation or entity,
(ii) the Company or Gradall Industries, Inc. is merged or consolidated with another corporation and as a result thereof less than a majority of the outstanding voting securities of the surviving or resulting corporation are owned in the aggregate by the holders of shares of the Company or Gradall Industries, Inc., as the case may be, immediately prior to such merger or consolidation, (iii) twenty-five percent (25%) or more of the outstanding voting securities of Gradall Industries, Inc. become owned (whether directly, indirectly, beneficially or of record) by any person or group (within the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of
1934), other than MLGA Fund II, L.P. or a pension, retirement, profit sharing, employee stock ownership or other employee benefit plan of the Company or Gradall Industries, Inc., and the percentage of voting securities so owned by such person or group exceeds the percentage of voting securities then owned by MLGA Fund II, L.P. or (iv) the individuals who, at the beginning of any period of two consecutive years, constituted the directors of Gradall Industries, Inc. cease for any reason to constitute a majority thereof (provided, however, that for purposes of this clause (iv), each new director whose nomination for election was approved by the vote of at least two-thirds of the directors still in office who were directors at the beginning of any such period will be deemed to have been a director of Gradall Industries, Inc. at the beginning of such period. The term "Good Reason" shall mean (i) a material breach of this Agreement by the Company or its successor, (ii) a reduction in the Executive's responsibilities, authority, compensation or employee benefits, or (iii) the relocation of the Executive's principal work place without his consent to a location outside the New Philadelphia, Ohio, metropolitan area.

     (g) Any termination of the Executive's employment by the Companyfollowing the commencement of any discussions with a third party that ultimatelyresults in a Change in Control shall be deemed to be a termination of theExecutive's employment after a Change in Control.

     (h) In the event of termination pursuant to Sections 10(a), 10(b), 10(c), 10(d) or 10(e) hereof, the Executive shall receive the entire balance of any sums earned by him prior to termination and such other benefits which may be due him including, but not limited to, a prorata portion of amounts earned by the Executive under any incentive compensation plans maintained by the Company.

     (i) Upon termination of his employment, for any reason, the Executive shall promptly surrender to the Company all property provided him by the Company for use in relation to his employment, and, in addition, the Executive shall surrender to the Company any and all documents, files, records or other material and information of or pertaining to the Company or its business operations.

     (j) The Company (or any successor company) shall pay or reimburse the Executive for all costs and expenses including, without limitation, court costs and reasonable attorneys' fees, incurred by Executive in connection with any claim, action or proceeding brought to enforce or interpret any provision of this Section 10 or challenging the validity or enforceability of any provision thereof.

     SECTION 11. NON-COMPETITION. During the period of his employment with the Company and for a period of six months after any termination of his employment, other than a termination following a Change in Control, the Executive covenants and agrees that he shall not do any of the following:

     (a) Own, manage, operate, join, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business that is competitive with the types of businesses conducted by the Company at that time within any areas in which the Company intends to conduct business, as known to Executive by reason of Executive's affiliation with the Company. Nothing herein shall prohibit Executive from owning stock or other securities of a competitor, provided that Executive's equity interest shall not exceed five percent (5%) of the total outstanding stock of such competitor, and provided Executive, in fact, does not have the power to control or direct the management or policies of such competitor and does not serve as a director or officer thereof, and is not otherwise associated with any competitor, except as consented to by the Company.

     (b) Induce or influence any employee, independent contractor, agent, customer or supplier of the Company to terminate or curtail his, her or its employment or business relationship with the Company.

     (c) Solicit or sell any product or service which is competitive with those offered by the Company to any customer which did business with the Company at any time during the term of Executive's employment with the Company.

     SECTION 12. CONFIDENTIALITY. During the period of his employment by the Company and for a period of six (6) months following its termination, for any reason, the Executive covenants and agrees that he shall not use, disseminate, or disclose, for his own benefit, or for the benefit of any person, firm, business, or other entity, any confidential information pertaining to the Company unless such information is first made public by the Company; the Company authorizes, in writing, the use, dissemination, or disclosure of such
information;  or  as  otherwise  required  by  law.    For  purposes  of  this
subparagraph, confidential information is information which is not generally known to the Company's industry, and relates, by way of example and not by way of limitation, to the Company's manufacturing process, cost and pricing data, supply sources, contracts, and customer lists.

     SECTION 13. MITIGATION. The Executive shall not be obligated to seek other employment following termination of employment hereunder; however, any amounts owing to Executive under Sections 10(a) or 10(e) (other than subsection
(ii) thereof) of this Agreement shall be offset against all amounts earned by the Executive from other employment (including self employment) beginning one year after termination of employment hereunder. The Executive's entitlements under Section 10(e)(ii) shall terminate immediately upon the Executive's becoming entitled to coverage of a similar nature under benefit plans of a subsequent employer, subject to the Executive's rights to continuation coverage under the Company's plans at his expense under COBRA.

     SECTION 14. GOLDEN PARACHUTE EXCISE TAX. (a) If any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (such payments or benefits, excluding the Gross-Up Payment defined below, being hereinafter referred to as the "Total Payments") will be subject to the excise tax imposed under Section 4999 (the "Excise Tax"), then the provisions of either subclause (i) or (ii) of this section shall apply: (i) if the Total Payments are less than 115% of the maximum amount of such payments that could be made without imposition of Excise Tax (the "Safe Harbor Amount"), then the Total Payments will be reduced to the Safe Harbor Amount; or (ii) if the Total Payments equal or exceed 115% of the Safe Harbor Amount, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

     (b) The calculations necessary to give effect to this section shall be performed by the accounting firm which was immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"). For purposes of determining whether any of the Total Payments will exceed the Safe Harbor Amount and the amount of the Excise Tax, if any, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the Auditor, such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of termination of employment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

     (c) In the event that subclause (i) of this Section 14(a) applies, the Executive and the Company shall jointly agree on the allocation of any reduction in the Total Payments.

     (d) The provisions of this Section 14 shall be applied without giving effect to any cap or limitation on benefits under the Company's Supplemental Executive Retirement Plan that is intended to avoid Excise Tax, and the Company hereby waives the application of any such provision to the Executive.

     SECTION  15.    SUPPLEMENTAL  RETIREMENT  BENEFITS.

     (a) In the event that the Executive's employment is terminated under circumstances entitling him to the payments and benefits set forth in Section 10(e), the Executive shall be entitled under the Company's Supplemental Executive Retirement Plan to (i) three years of additional service credit for vesting purposes; and (ii) three additional years of Company contributions, each in an amount not less than the Company contribution for the year prior to the year of termination of employment.

     (b) In the event that the Executive's employment is terminated after the Continuation Period and before the Executive attains age 62 under circumstances that would have entitled him to the payments and benefits set forth in Section 10(e) had such termination occurred during the Continuation Period, the Company (or any successor company) shall treat the Executive as if he had retired at the time of such termination of employment at age 62 with thirty (30) years of service and shall supplement the benefits due and payable to him under the Company's Employees' Retirement Plan and The Gradall Company Benefit Restoration Plan so that he shall receive total benefits equal to the benefits he would have received under such plans had he retired at age 62 with thirty (30) years of service.

     SECTION 16. NOTICES. Any notice required or desired to be given pursuant to this Agreement shall be in writing and sent by certified mail to the parties at the following addresses, or to such other addresses as either may designate in writing to the other party:

          To  the  Company:          The  Gradall  Company
                              406  Mill  Avenue  S.W.
                              New  Philadelphia,  Ohio    44663

          To  Executive:                    Bruce  A.  Jonker
                              2148  Kimberly  Drive  N.W.
                              Dover,  Ohio    44622

     SECTION 17. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

     SECTION 18. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. In the event that any part of a covenant contained herein is determined by a court of law to be invalid, a judicially enforceable provision shall be substituted in its place. Any covenant so modified shall be binding upon the parties and shall have the same force and effect as if originally set forth in this Agreement.

     SECTION 19. MODIFICATION. This Agreement may be amended only in writing, signed by both parties hereto.

     SECTION  20.    HEADINGS.   The headings in this Agreement are inserted for
convenience only and are not to be considered a construction of the provisions thereof.

     SECTION 21. ASSIGNMENT. The Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. However, the rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company including, but not limited to, any corporation which may acquire all or substantially all of the Company's assets and business, or which may be consolidated or merged with or into the Company.

     SECTION 22. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

     SECTION 23. NOVATION. This Agreement terminates and supersedes the Prior Employment Agreement.


     SECTION 24. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement between the Company and the Executive with regard to
all  matters  herein.    There  are  no  other  agreements,  conditions  or
representations,  oral  or  written,  express  or  implied, with regard thereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                   THE  GRADALL  COMPANY


                                   By: /s/ Sangwoo Ahn
                                       Sangwoo Ahn
                                       ---------------
                                       Chairman




                                   /s/ Bruce  A.  Jonker
                                   ---------------------
                                   Bruce  A.  Jonker